Exhibit 3.35

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, being the sole general partner of the following partnership, does hereby give notice of and does hereby certify as to the following limited partnership created and existing under the laws of the State of Indiana.

1. Name:	EBI, L.P.

2. Address of Office:	100 Interpace Parkway
Parsippany, NJ 07054

3. Name and Address of Agent for Purposes of Service of Process:	Daniel P. Hann Airport Industrial Park Warsaw, IN 46580

4. Name and Business Address of Sole General Partner:	EBI Holdings, Inc. Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

5. The Latest Date the Partnership Will Dissolve:	May 31, 2039

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 21st day of May, 1999.

EBI Holdings, Inc.

By:	/s/ Daniel P. Hann
Daniel P. Hann, Secretary

CERTIFICATE OF ASSUMED BUSINESS NAME (All Entities) State Form 30353 (R11 / 1 - 03) State Board of Accounts Approved, 2002	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St. Rm. E018 Indianapolis, IN 46204 Telephone: (317)232-6576

INSTRUCTIONS:

Use an 8  1/2” x 11” sheet of white paper for attachments.

Present original and one (1) copy to address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

FILING FEES PER CERTIFICATE: For-Profit Corporation, Limited Liability Company, Limited Partnership $30.00 Not-For-Profit Corporation $26.00

1.Name of entity EBI, L.P.	2. Date of Incorporation / admission / organization May 24, 1999

3. Address at which the entity will do business or have an office in Indiana. If no office in Indiana, than state current registered address (street address)

56 E. Bell Drive

City, State and ZIP code

Warsaw, IN 46580

4. Assumed business name(s) Biomet Spine

Biomet Trauma

5. Principal office address of the entity (street address) 100 Interpace Parkway

City, State and ZIP code Parsippany, New Jersey 07054

6. Signature of officer or other authorized party	7. Printed name and title

/s/ Jacqueline K. Huber	Jacqueline K. Huber, Secretary

This instrument was prepared by: Jacqueline K. Huber

CERTIFICATE OF ASSUMED BUSINESS NAME (All Entities) State Form 30353 (R11 / 1 - 03) State Board of Accounts Approved, 2002	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St, Rm. E018 Indianapolis, IN 46204 Telephone: (317)232-6576

INSTRUCTIONS:

Use an 8  1/2” x 11” sheet of white paper for attachments.

Present original and one (1) copy to address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

FILING FEES PER CERTIFICATE: For-Profit Corporation, Limited Liability Company, Limited Partnership $30.00 Not-For-Profit Corporation $26.00

1.Name of entity EBI, L.P.	2. Date of Incorporation / admission / organization May 24, 1999

3. Address at which the entity will do business or have an office in Indiana. If no office in Indiana, then state current registered address (street address)

56 E. Bell Drive

City, State and ZIP code

Warsaw, IN 46580

4. Assumed business name(s) Biomet Bracing

Biomet Osteobiologics

5. Principal office address of the entity (street address) 100 Interpace Parkway

City, State and ZIP code Parsippany, New Jersey 07054

6. Signature of officer or other authorized party	7. Printed name and title

/s/ Jacqueline K. Huber	Jacqueline K. Huber, Secretary

This instrument was prepared by: Jacqueline K. Huber

CERTIFICATE OF ASSUMED BUSINESS NAME (All Entities) State Form 30353 (R11 / 1 - 03) State Board of Accounts Approved, 2002	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St, Rm. E018 Indianapolis, IN 46204 Telephone: (317)232-6576

INSTRUCTIONS:

Use an 8  1/2” x 11” sheet of white paper for attachments.

Present original and one (1) copy to address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

FILING FEES PER CERTIFICATE: For-Profit Corporation, Limited Liability Company, Limited Partnership $30.00 Not-For-Profit Corporation $26.00

1. Name of entity EBI, L.P.	2. Date of Incorporation / admission / organization 5-24-1999

3. Address at which the entity will do business or have an office in Indiana. If no office in Indiana, then state current registered address (street address)

56 E. Bell Drive

City, State and ZIP code

Warsaw, IN 46580

4. Assumed business name(s) Biomet Bracing, Biomet Osteobiologics

5. Principal office address of the entity (street address) 100 Interpace Parkway, Parsippany, NJ 07054

City, State and ZIP code Parsippany, NJ 07054

6. Signature of officer or other authorized party	7. Printed name and title

/s/ John Blumers	John Blumers, Assistant Secretary

This instrument was prepared by: Jackie Huber

	ARTICLES OF ENTITY CONVERSION: Conversion of an Indiana Non-Corporation Business Entity into an Indiana Limited Liability Company State Form 51577 (1-04) Approved by State Board of Accounts, 2002	TODD ROKITA SECRETARY OF STATE CORPORATE DIVISION 302 W. Washington Street, Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:

Use 8  1/2” x 11” white paper for attachments.

Present original and one copy to the address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web to www.sos.in.gov.

Indiana Code 23-1-18-3 FILING FEE: $30.00

ARTICLES OF CONVERSION OF EBI, L.P.
(hereinafter “Non-surviving Business Enitity”)
INTO EBI, LLC
(hereinafter “Surviving LLC”)

ARTICLE I: PLAN OF ENTITY CONVERSION

a.	Please set forth the Plan of Conversion, containing such information as required by Indiana Code 23-1-38.5-11, attach herewith, and designate it as “Exhibit A.”

The plan must specify the following:

•	A statement indicating that the type of business entity the surviving entity will be is an LLC;

•	The terms and conditions of the conversion;

•

The manner and basis of converting the interests, securities, obligations, rights to acquire interests or other securities of Non- surviving Business Entity following its conversion into the shares of Surviving LLC; and

•	The full text, as in effect immediately after the consummation of the conversion, of the organic documents, (if any) of Surviving LLC.

b.	Please read and sign the following statement.

I hereby affirm under penalty of perjury that the plan of conversion is in accordance with the organic document of Non-surviving Business Entity and is duly authorized as required by the laws of the State of Indiana.

Signature	/s/ Bradley J. Tandy	Printed Name Bradley J. Tandy	Title Secretary

ARTICLE II: NAME AND TYPE OF NON-SURVIVING BUSINESS ENTITY

a.	The name of Non-surviving Business Entity immediately before filing these Articles of Entity Conversion is the following:
EBI, L.P.

b.	Please state the type of business entity of Non surviving Business Entity below.
Manufacture and sale of medical devices.

ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC

a.	The name of Surviving LLC is the following:
EBI, LLC
•	(Please note pursuant to Indiana Code 23-16-2-8, this name must include the words “Limited Liability Company”, “L.L.C.”, or LLC”).

b.	The address of Surviving LLC’s Principal Office is the following:

Street Address	City	State	Zip Code
P.O. Box 346, 100 Interpace Parkway	Parsippany	NJ	07054

ARTICLE IV: REGISTERED OFFICE AND AGENT OF SURVIVING LLC

Registered Agent: The name and street address of Surviving LLC’s Registered Agent and Registered Office for service of process are the following:

Name of Registered Agent
Bradley J. Tandy

Address of Registered Office (street or building only, no PO	City		Zip Code
56 E. Bell Drive	Warsaw	Indiana	46581

ARTICLE V: DISSOLUTION OF SURVIVING LLC

Please indicate when dissolution will take place in Surviving LLC:

☐	The latest date upon which Surviving LLC is to dissolve is, _________________________, OR
☑	Surviving LLC is perpetual until dissolution.

ARTICLE VI: MANAGEMENT OF SURVIVING LLC

Surviving LLC will be managed by: (please indicate which) ☐ The members of Surviving LLC, OR

                                                                                                   ☑ A manager or managers

In Witness Whereof, the undersigned being an officer or other duly authorized representative of above-stated Surviving LLC executes these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true.

this 27th day of February, 2008.

Signature	Printed Name

/s/ Bradley J. Tandy	Bradley J. Tandy
Title Secretary

EXHIBIT A

PLAN OF ENTITY CONVERSION OF EBI, L.P.

WHEREAS, EBI, L.P., an Indiana limited partnership, desires to convert its business entity status from a limited partnership to a limited liability company and hereby agrees as follows:

1.	The name of the business entity prior to the conversion is: EBI, L.P. (the “Converting Entity”) and is a limited partnership duly organized under the laws of the State of Indiana on May 24, 1999.

2.	The name of the business entity after the conversion shall be EBI, LLC and will be a limited liability company duly organized under the laws of the State of Indiana (the “Converted Entity”).

3.	The conversion shall become effective on February 29, 2008 (the “Effective Date”).

4.	On the Effective Date, the Certificate of Limited Partnership and the Agreement of Limited Partnership of the Converting Entity shall cease to exist. The Articles of Organization and the Limited Liability Company Agreement of the Converted Entity shall govern according to the applicable laws of the State of Indiana.

5.	On the Effective Date, by virtue of the conversion and without any action on the part of the holder of the Converting Entity partnership interests, the amount of partnership interests owned by each holder of partnership interests in the Converting Entity shall be converted and reclassified into the same proportionate amount of units of the Converted Entity.

6.	On and after the Effective Date, for all purposes of the laws of Indiana, the Converted Entity shall be considered (i) to be an Indiana limited liability company, (ii) to be the same entity, without interruption, as the Converting Entity prior to the Effective Date and (iii) to have been formed on May 24, 1999, the date that the Converting Entity was originally incorporated.

7.	On and after the Effective Date, the Converted Entity shall possess all the assets of every description, and every interest in the assets, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of the Converting Entity and all obligations belonging to or due to the Converting Entity, all of which vested in the Converted Entity without further act or deed. The Converted Entity shall be liable for all the obligations of the Converting Entity; any claim existing, or action or proceeding pending, by or against the Converting Entity may be prosecuted to judgment, with right of appeal, as if the Conversion had not taken place; or the Converted Entity may be substituted in its place; and all the rights of creditors of the Converting Entity shall be preserved unimpaired.